                                                                     Exhibit 4.8

                                                                  EXECUTION COPY





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                    ASSOCIATES CREDIT CARD MASTER NOTE TRUST

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                              AMENDED AND RESTATED
                         RECEIVABLES PURCHASE AGREEMENT



                                     between



                      ASSOCIATES CREDIT CARD SERVICES, INC.



                                       and



                    ASSOCIATES CREDIT CARD RECEIVABLES CORP.



                            Dated as of April 1, 2000





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


                                                     ARTICLE I

                                                    DEFINITIONS

Section 1.01.         Definitions................................................................................1

Section 1.02.         Other Definitional Provisions..............................................................5



                                                     ARTICLE II

                                       PURCHASE AND CONVEYANCE OF RECEIVABLES

Section 2.01.         Purchase...................................................................................6

Section 2.02.         Addition of Aggregate Addition Accounts....................................................7

Section 2.03.         Addition of New Accounts...................................................................8

Section 2.04.         Representations and Warranties.............................................................9

Section 2.05.         Delivery of Documents......................................................................9



                                                    ARTICLE III

                                             CONSIDERATION AND PAYMENT

Section 3.01.         Purchase Price............................................................................10

Section 3.02.         Adjustments to Purchase Price.............................................................10



                                                     ARTICLE IV

                                           REPRESENTATIONS AND WARRANTIES

Section 4.01.         Representations and Warranties of ACCS Relating to ACCS...................................12

Section 4.02.         Representations and Warranties of ACCS Relating to the Agreement and the Receivables......13

Section 4.03.         Representations and Warranties of ACCR....................................................14



                                                     ARTICLE V

                                                     COVENANTS

Section 5.01.         Covenants of ACCS.........................................................................16

Section 5.02.         Covenants of ACCS with Respect to Receivables Purchase Agreements.........................17



                                                     ARTICLE VI

                                               REPURCHASE OBLIGATION

Section 6.01.         Reassignment of Ineligible Receivables....................................................18

Section 6.02.         Reassignment..............................................................................18

                                                    ARTICLE VII

                                                CONDITIONS PRECEDENT

Section 7.01.         Conditions to ACCR's Obligations Regarding Initial Receivables............................20

Section 7.02.         Conditions Precedent to ACCS's Obligations................................................20



                                                    ARTICLE VIII

                                           TERM AND PURCHASE TERMINATION

Section 8.01.         Term......................................................................................22

Section 8.02.         Purchase Termination......................................................................22



                                                     ARTICLE IX

                                              MISCELLANEOUS PROVISIONS

Section 9.01.         Amendment.................................................................................23

Section 9.02.         Governing Law.............................................................................23

Section 9.03.         Notices...................................................................................23

Section 9.04.         Severability of Provisions................................................................23

Section 9.05.         Assignment................................................................................24

Section 9.06.         Acknowledgement and Agreement of ACCS.....................................................24

Section 9.07.         Further Assurances........................................................................24

Section 9.08.         No Waiver; Cumulative Remedies............................................................24

Section 9.09.         Counterparts..............................................................................25

Section 9.10.         Binding; Third-Party Beneficiaries........................................................25

Section 9.11.         Merger and Integration....................................................................25

Section 9.12.         Headings..................................................................................25

Section 9.13.         Schedules and Exhibits....................................................................25

Section 9.14.         Survival of Representations and Warranties................................................25

Section 9.15.         Nonpetition Covenant......................................................................25



EXHIBIT A             FORM OF SUPPLEMENTAL CONVEYANCE..........................................................A-1

Schedule 1            LIST OF ACCOUNTS.........................................................................I-1

                  AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT, dated as of April 1, 2000, by and between ASSOCIATES CREDIT CARD RECEIVABLES CORP., a Delaware corporation ("ACCR"), and ASSOCIATES CREDIT CARD SERVICES, INC., a Delaware corporation ("ACCS").

                              W I T N E S S E T H:

                  WHEREAS, ACCR desires to purchase, from time to time, certain Receivables (hereinafter defined) sold to ACCS by Associates National Bank (Delaware) ("ANB") and arising under certain credit card accounts of ANB;

                  WHEREAS, ACCR may in the future desire to purchase, from time to time, certain Receivables sold to ACCS by another Account Owner (hereinafter defined) and arising under certain credit card accounts of such Account Owner;

                  WHEREAS, ACCS desires to sell and assign, from time to time, certain Receivables to ACCR upon the terms and conditions hereinafter set forth;

                  WHEREAS, it is contemplated that the Receivables purchased hereunder will be transferred by ACCR to the Trust (hereinafter defined) in connection with the issuance of certain Securities (hereinafter defined); and

                  WHEREAS, ACCS agrees that all representations, warranties, covenants and agreements made by ACCS herein with respect to the Accounts (hereinafter defined) and Receivables shall also be for the benefit of the Owner Trustee (hereinafter defined), the Indenture Trustee (hereinafter defined) and all beneficiaries of the Trust, including the holders of the Securities.

                  NOW, THEREFORE, it is hereby agreed by and between ACCR and ACCS as follows:

                                   ARTICLE I

                                   DEFINITIONS

                  Section 1.01. Definitions. All capitalized terms used herein or in any certificate, document, or Conveyance Paper made or delivered pursuant hereto, and not defined herein or therein, shall have the meaning ascribed thereto in the Indenture, the Transfer and Servicing Agreement or the Trust Agreement; in addition, the following words and phrases shall have the following meanings:

                  "Account" shall mean (a) each MasterCard(1)/ and VISA(1)/ account established pursuant to a Credit Card Agreement between ANB or any other Account Owner and any Person, which account is identified by account number and by the receivables balance as of the Initial Cut-Off Date or the applicable Additional Cut-Off Date, as the case may be, in the



--------
(1)/ MasterCard and VISA are registered trademarks of MasterCard International Incorporated and of VISA USA, Inc., respectively.

computer file or microfiche list delivered to ACCR by ACCS on the Closing Date or any applicable Addition Date, as the case may be, (b) each Additional Account (but only from and after the Addition Date with respect thereto), (c) each Related Account, and (d) each account into which an Account shall be transferred (a "TRANSFERRED ACCOUNT"); provided that (i) such transfer was made in accordance with the Credit Card Guidelines and (ii) such account can be traced or identified as an account into which an Account has been transferred, but shall exclude (e) any Account that (x) after the Removal Date, the newly generated Receivables in which shall not be assigned to ACCR hereunder, (y) the right, title and interest of ACCR in the Receivables in which are reassigned to ACCS pursuant to Section 6.01 or (z) the right, title and interest of the Trust in the Receivables in which are assigned and transferred to the Servicer pursuant to Section 3.03 of the Transfer and Servicing Agreement.

                  "Account Owner" shall mean ANB or any Affiliate which is the issuer of the credit card relating to an Account pursuant to a Credit Card Agreement.

                  "ACCR" shall mean Associates Credit Card Receivables Corp., a Delaware corporation, and it's permitted successors and assigns.

                  "ACCS" shall mean Associates Credit Card Services, Inc., a Delaware corporation, and its successors and permitted assigns.

                  "Additional Account" shall mean each New Account and each Aggregate Addition Account.

                  "Additional Cut-Off Date" shall mean (i) with respect to Aggregate Addition Accounts, the date specified as such in the notice delivered with respect thereto pursuant to Section 2.02, and (ii) with respect to New Accounts, the later of the dates on which such New Accounts are originated or designated pursuant to Section 2.03.

                  "Addition Date" shall mean (a) with respect to Aggregate Addition Accounts, the date from and after which such Aggregate Addition Accounts are to be included as Accounts pursuant to Section 2.02 and (b) with respect to New Accounts, the first Distribution Date following the calendar month in which the later of the dates on which such New Accounts are originated or designated pursuant to Section 2.03 occurs.

                  "Addition Notice Date" shall have the meaning specified in
Section 2.02 of this Agreement.

                  "Aggregate Addition Account" shall mean each Eligible Account that is designated pursuant to Section 2.02 to be included as an Account and is identified in the computer file or microfiche list delivered to ACCR by ACCS pursuant to Sections 2.01 and 2.05.

                  "Agreement" shall mean this Amended and Restated Receivables Purchase Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

                  "ANB" shall mean Associates National Bank (Delaware), a national banking association, and its successors and permitted assigns.

                  "Cash Purchase Price" shall have the meaning set forth in subsection 3.01(c).

                  "Closing Date" shall mean April 7, 2000.

                  "Conveyance" shall have the meaning specified in subsection 2.01(a).

                  "Conveyance Papers" shall have the meaning specified in subsection 4.01(c).

                  "Credit Adjustment" shall have the meaning specified in
Section 3.02.

                  "Debtor Relief Laws" shall mean (i) the Bankruptcy Code of the United States of America and (ii) all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, readjustment of debt, marshalling of assets or similar debtor relief laws of the United States, any state or any foreign country from time to time in effect affecting the rights of creditors generally.

                  "Eligible Receivable" shall have the meaning set forth in the Transfer and Servicing Agreement, except that "ACCS" shall be substituted for each occurrence of "Transferor," "ACCR" shall be substituted for each occurrence of "Trust," and all references to the Notes shall be ignored.

                  "Finance Charge Receivables" shall mean all Receivables in the Accounts which would be treated as "Finance Charge Receivables" in accordance with the definition for such term in the Transfer and Servicing Agreement.

                  "Indenture" shall mean the Amended and Restated Master Indenture between the Trust and The Bank of New York, as Indenture Trustee, dated as of April 1, 2000, as the same may be amended, supplemented or otherwise modified from time to time, including as supplemented by Indenture Supplements applicable to any Series that may be issued from time to time.

                  "Indenture Supplement" shall mean the indenture supplement pursuant to which a Series is issued.

                  "Indenture Trustee" shall mean The Bank of New York, in its capacity as indenture trustee, or any successor indenture trustee.

                  "Initial Account" shall mean any Account designated as an "Account" hereunder on the Closing Date.

                  "Initial Cut-Off Date" shall mean the close of business on April 5, 2000.

                  "Insolvency Event" shall have the meaning specified in Section 8.02.

                  "Interchange" shall mean interchange fees payable to an Account Owner, in its capacity as credit card issuer, through VISA or MasterCard in connection with cardholder charges for goods and services with respect to the Accounts, as calculated pursuant to the related Indenture Supplement for any Series.

                  "New Account" shall mean each Eligible Account that is designated pursuant to Section 2.03 to be included as an Account and is identified in the computer file or microfiche list delivered to ACCR by ACCS pursuant to Sections 2.01 and 2.05.

                  "New Principal Receivables" shall have the meaning set forth in Section 3.01.

                  "Obligor" shall mean, with respect to each Account, each Person that would be treated as an "Obligor" in accordance with the definition for such term in the Transfer and Servicing Agreement.

                  "Owner Trustee" shall mean Wilmington Trust Company, a Delaware banking corporation, the institution executing the Trust Agreement as and acting in the capacity of Owner Trustee thereunder, or its successor in interest, or any successor trustee appointed as provided in the Trust Agreement.

                  "Participation Agreement" shall mean the Associates Credit Card Master Note Trust Participation Agreement, dated as of April 1, 2000, between ACCR, as Transferor, and ACCS, as Participant, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Principal Receivables" shall mean all Receivables in the Accounts that would be treated as "Principal Receivables" in accordance with the definition for such term in the Transfer and Servicing Agreement.

                  "Purchase Price" shall have the meaning set forth in Section 3.01.

                  "Purchased Assets" shall have the meaning set forth in Section 2.01.

                  "Receivables" shall mean all amounts shown on the Servicer's records as amounts payable by Obligors on any Account from time to time, including amounts payable for Principal Receivables and Finance Charge Receivables. Receivables that become Defaulted Receivables will cease to be included as Receivables as of the day on which they become Defaulted Receivables. Unless the context otherwise requires (whether or not there is a specific reference to the underlying receivable), any reference in this Agreement or any Supplemental Conveyance to a Receivable (including any Principal Receivable, Finance Charge Receivable or Defaulted Receivable) and any Collections thereon or other amounts recoverable with respect thereto shall refer to only the fractional interest that is transferred from an Account Owner to ACCS pursuant to a Receivables Purchase Agreement in the amounts paid or payable by Obligors on the Accounts, which fractional interest may be less than a 100% fractional interest therein, and which fractional interest may exclude certain types of Receivables. Any reference in this Agreement to the "underlying receivable" with respect to a Receivable shall refer to the receivable in which such Receivable represents an undivided interest.

                  "Receivables Purchase Agreements" shall mean the receivables purchase agreement between ANB and ACCS, dated April 1, 2000, as the same may be amended, supplemented or otherwise modified from time to time, and includes any receivables purchase agreement, substantially in the form of such agreement, entered into between ACCS and another Account Owner in the future, if any.

                  "Removed Account" shall mean an Account hereunder that is a "Removed Account" (as such term is defined in the Transfer and Servicing Agreement) that is designated for removal pursuant to Section 2.10 of the Transfer and Servicing Agreement.

                  "Securities" shall mean any one of the Notes (as such term is defined in the Indenture), the Transferor Certificates, the Supplemental Certificates or the Ownership Interest Certificate (as such term is defined in the Trust Agreement).

                  "Supplemental Conveyance" shall have the meaning set forth in
Section 2.05.

                  "Transfer and Servicing Agreement" shall mean the Transfer and Servicing Agreement, dated as of April 1, 2000, among ANB, as Servicer, ACCR, as Transferor, and the Trust, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Trust" shall mean the trust created by the Trust Agreement.

                  "Trust Agreement" shall mean the Associates Credit Card Master Note Trust Trust Agreement, dated as of April 1, 2000, between ACCR, as Transferor, and Wilmington Trust Company, as Owner Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

                  Section 1.02. Other Definitional Provisions.

                  (a) All terms defined in this Agreement shall have the defined meanings when used in any certificate, other document, or Conveyance Paper made or delivered pursuant hereto unless otherwise defined therein.

                  (b) The words "HEREOF," "HEREIN," "HEREUNDER" and words of similar import when used in this Agreement or any Conveyance Paper shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, subsection, Schedule and Exhibit references contained in this Agreement are references to Sections, subsections, Schedules and Exhibits in or to this Agreement unless otherwise specified.

                  (c) All determinations of the principal or finance charge balance of Receivables, and of any collections thereof, shall be made in accordance with the Transfer and Servicing Agreement and the Indenture.

                               [END OF ARTICLE I]

                                   ARTICLE II

                     PURCHASE AND CONVEYANCE OF RECEIVABLES

                  Section 2.01. Purchase.

                  (a) By execution of this Agreement, ACCS does hereby sell, transfer, assign, set over and otherwise convey to ACCR (collectively, the "CONVEYANCE"), without recourse except as provided herein, all its right, title and interest in, to and under the Receivables existing at the close of business on the Initial Cut-Off Date, in the case of Receivables arising in the Initial Accounts, and on each Additional Cut-Off Date, in the case of Receivables arising in the Additional Accounts, and in each case thereafter created from time to time until the termination of this Agreement pursuant to Article VIII hereof, all Interchange and Recoveries with respect to such Receivables, all monies due or to become due and all amounts received or receivable with respect thereto, and all proceeds (including, without limitation, "proceeds" as defined in the UCC) thereof (collectively, the "PURCHASED ASSETS"). ACCS does hereby further transfer, assign, set over and otherwise convey to ACCR all of its right, title and interest in and under the Receivables Purchase Agreements.

                  (b) In connection with such Conveyance, ACCS agrees (i) to record and file, at its own expense, any financing statements (and continuation statements with respect to such financing statements when applicable) with respect to the Receivables existing as of the Initial Cut-Off Date and thereafter created in the Initial Accounts, and existing as of the Additional Cut-Off Date and thereafter created in the Additional Accounts, meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain perfection of, the Conveyance of such Purchased Assets from ACCS to ACCR, (ii) that such financing statements shall name ACCS, as seller, and ACCR, as purchaser, of the Receivables and (iii) to deliver a file-stamped copy of such financing statements or other evidence of such filings to ACCR as soon as is practicable after filing.

                  (c) In connection with such Conveyance, ACCS further agrees that it will, at its own expense, (i) on or prior to (x) the Closing Date, in the case of Initial Accounts, (y) the applicable Addition Date, in the case of Additional Accounts, and (z) the applicable Removal Date, in the case of Removed Accounts, indicate in its computer files that, in the case of the Initial Accounts or the Additional Accounts, Receivables created in connection with such Accounts have been conveyed to ACCR in accordance with this Agreement and have been conveyed by ACCR to the Trust pursuant to the Transfer and Servicing Agreement and have been pledged by the Trust to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders by including (or that, in the case of Removed Accounts, newly originated Receivables in such Accounts have been reassigned in accordance with this Agreement by deleting) in such computer files the code "02" in the field "CHD-PORTFOLIO-NO" which identifies each such Account and (ii) on or prior to (w) the Closing Date, in the case of the Initial Accounts, (x) the applicable Addition Date, in the case of designation of Aggregate Addition Accounts, (y) the applicable Addition Date, in the case of New Accounts, and (z) the applicable Removal Date, in the case of Removed Accounts, to deliver to ACCR a computer file or microfiche list containing a true and complete list of all such Accounts specifying for each such Account, as of the Initial Cut-Off Date, in the case of the Initial Accounts, the applicable

Additional Cut-off Date, in the case of Additional Accounts, and the applicable Removal Date, in the case of Removed Accounts, (A) its account number, (B) the aggregate amount outstanding in such Account and (C) the aggregate amount of Principal Receivables in such Account. Each such computer file or microfiche list, as supplemented from time to time to reflect Additional Accounts or Removed Accounts, shall be marked as SCHEDULE 1 to this Agreement, shall be delivered to ACCR, and is hereby incorporated into and made a part of this Agreement. ACCS further agrees not to alter the code referenced in clause (i) of this paragraph with respect to any Account during the term of this Agreement unless and until such Account becomes a Removed Account.

                  (d) The parties hereto intend that the conveyance of ACCS's right, title and interest in and to the Purchased Assets shall constitute an absolute sale, conveying good title free and clear of any liens, claims, encumbrances or rights of others from ACCS to ACCR. It is the intention of the parties hereto that the arrangements with respect to the Purchased Assets shall constitute a purchase and sale of such Purchased Assets and not a loan. In the event, however, that it were to be determined that the transactions evidenced hereby constitute a loan and not a purchase and sale, it is the intention of the parties hereto that this Agreement shall constitute a security agreement under applicable law, and that ACCS shall be deemed to have granted and does hereby grant to ACCR a first priority perfected security interest, in all of ACCS's right, title and interest, whether owned on the Initial Cut-Off Date or thereafter acquired, in, to and under the Purchased Assets and all money, accounts, general intangibles, chattel paper, instruments, documents, goods, investment property, deposit accounts, certificates of deposit, letters of credit, and advices of credit consisting of, arising from or related to the Purchased Assets, and all proceeds (including, without limitation, "proceeds" as defined in the UCC) thereof to secure the obligations of ACCS hereunder.

                  Section 2.02. Addition of Aggregate Addition Accounts.

                  (a) If, from time to time, ACCR becomes obligated to designate Aggregate Addition Accounts (as such term is defined in the Transfer and Servicing Agreement) pursuant to subsection 2.09(a) of the Transfer and Servicing Agreement, then ACCR may, at its option, give ACCS written notice thereof on or before the eighth Business Day (the "ADDITION NOTICE DATE") prior to the Addition Date therefor, and upon receipt of such notice ACCS shall on or before the Addition Date, designate sufficient Eligible Accounts to be included as Additional Accounts so that after the inclusion thereof ACCR will be in compliance with the requirements of said subsection 2.09(a). Additionally, subject to subsections 2.09(b) and (c) of the Transfer and Servicing Agreement and subsection 2.02(b), from time to time Eligible Accounts may be designated to be included as Aggregate Addition Accounts, upon the mutual agreement of ACCR and ACCS. In either event, ACCS shall have sole responsibility for selecting the Aggregate Addition Accounts.

                  (b) On the Addition Date with respect to any designation of Aggregate Addition Accounts, ACCR shall purchase ACCS's right, title and interest in, to and under the Receivables in Aggregate Addition Accounts (and such Aggregate Addition Accounts shall be deemed to be Accounts for purposes of this Agreement) and the related Purchased Assets, subject to the satisfaction of the following conditions on such Addition Date:

                  (i) all Aggregate Addition Accounts shall be Eligible
Accounts;

                  (ii) ACCS shall have delivered to ACCR copies of UCC-1 financing statements covering such Aggregate Addition Accounts, if necessary to perfect ACCR's interest in the Receivables arising therein;

                  (iii) to the extent required of ACCR by Section 2.09(c) of the Transfer and Servicing Agreement, ACCS shall have deposited in the Collection Account (as such term is defined in the Indenture) all Collections with respect to such Aggregate Addition Accounts since the Additional Cut-Off Date;

                  (iv) as of each of the Additional Cut-Off Date and the Addition Date, no Insolvency Event with respect to ACCS shall have occurred nor shall the transfer of the Receivables arising in the Aggregate Addition Accounts to ACCR have been made in contemplation of the occurrence thereof;

                  (v) solely with respect to Aggregate Addition Accounts designated pursuant to the second sentence of subsection 2.02(a), the Rating Agency Condition shall have been satisfied;

                  (vi) ACCS shall have delivered to ACCR an Officer's Certificate, dated the Addition Date, confirming, to the extent applicable, the items set forth in clauses (i) through (v) above; and

                  (vii) the transfer of the Receivables arising in the Aggregate Addition Accounts to ACCR will not result in an Adverse Effect and, in the case of Aggregate Addition Accounts, ACCS shall have delivered to ACCR an Officer's Certificate, dated the Addition Date, stating that ACCS reasonably believes that the transfer of the Receivables arising in the Aggregate Addition Accounts to ACCR will not have an Adverse Effect.

                  Section 2.03. Addition of New Accounts.

                  (a) Upon the mutual agreement of ACCR and ACCS, subject to compliance by ACCS with subsection 2.03(b), ACCS may designate newly originated Eligible Accounts to be included as New Accounts. Upon such designation, such New Accounts shall be deemed to be Accounts hereunder. ACCS shall cooperate with ACCR to enable ACCR to comply with the requirements of Section 2.09 of the Transfer and Servicing Agreement and shall cooperate with ACCR to enable ACCR to perform with respect to the Receivables in such New Accounts all actions specified in subsections 2.09(d) and (e) of the Transfer and Servicing Agreement.

                  (b) On the Addition Date with respect to any New Accounts, ACCR shall purchase ACCS's right, title and interest in, to and under the Receivables in such New Accounts (and such New Accounts shall be deemed to be Accounts for purposes of this Agreement) as of the close of business on the applicable Addition Date and the related Purchased Assets, subject to the satisfaction of the following conditions on such Addition Date:

                  (i) all New Accounts shall be Eligible Accounts;

                  (ii) ACCS shall have delivered to ACCR copies of UCC-1 financing statements covering such New Accounts, if necessary to perfect ACCR's interest in the Receivables arising therein;

                  (iii) to the extent required of ACCR by Section 2.09(e) of the Transfer and Servicing Agreement, ACCS shall have deposited in the Collection Account all Collections with respect to such New Accounts since the Additional Cut-Off Date;

                  (iv) as of each of the Additional Cut-Off Date and the Addition Date, no Insolvency Event with respect to ANB or other Account Owner, as applicable, or ACCS shall have occurred nor shall the transfer of the Receivables arising in the New Accounts to ACCR have been made in contemplation of the occurrence thereof; and

                  (v) the transfer of the Receivables arising in the New Accounts to ACCR will not result in the occurrence of a Pay Out Event.

                  Section 2.04. Representations and Warranties. ACCS hereby represents and warrants to ACCR as of the related Addition Date as to the matters set forth in subsections 2.02(b)(ii) and 2.03(b)(ii) above and that, in the case of Additional Accounts, the list delivered pursuant to Section 2.05 below is, as of the applicable Additional Cut-Off Date, true and complete in all material respects.

                  Section 2.05. Delivery of Documents. In the case of the designation of Additional Accounts, ACCS shall deliver to ACCR (i) the computer file or microfiche list required to be delivered pursuant to Section 2.01 with respect to such Additional Accounts on the date such file or list is required to be delivered pursuant to Section 2.01 (the "DOCUMENT DELIVERY DATE") and (ii) a duly executed, written assignment (including an acceptance by ACCR), substantially in the form of EXHIBIT A (the "SUPPLEMENTAL CONVEYANCE"), on the Document Delivery Date. In addition, in the case of the designation of New Accounts, ANB shall deliver to ACCR on the Document Delivery Date an Officer's Certificate confirming, to the extent applicable, the items set forth in clause
(i) through (v) of subsection 2.03(b) above.

                               [END OF ARTICLE II]

                                  ARTICLE III

                            CONSIDERATION AND PAYMENT

                  Section 3.01. Purchase Price.

                  (a) The "PURCHASE PRICE" for the Receivables in the Initial Accounts as of the Initial Cut-Off Date and the related Purchased Assets conveyed to ACCR under this Agreement shall be payable on the Closing Date and shall be the aggregate of (i) an amount equal to 95% of the aggregate balance of Principal Receivables in those Accounts as of the Initial Cut-Off Date, adjusted to reflect such factors as ACCS and ACCR mutually agree will result in a Purchase Price determined to be the fair market value of such Receivables and the related Purchased Assets, and (ii) the undivided beneficial interest of ACCS in the Transferor Certificate pursuant to the terms of the Participation Agreement. This computation of initial purchase price shall assume no reinvestment in new Receivables.

                  (b) The Purchase Price for the Receivables (including Receivables in Additional Accounts) and the related Purchased Assets to be conveyed to ACCR under this Agreement which come into existence after the Closing Date, shall be payable on the Distribution Date following the Monthly Period in which such Receivables and the related Purchased Assets are conveyed by ACCS to ACCR and shall be the aggregate of (i) an amount equal to 95% of the aggregate balance of the Principal Receivables so conveyed (the "NEW PRINCIPAL RECEIVABLES"), adjusted to reflect such factors as ACCS and ACCR mutually agree will result in a Purchase Price determined to be the fair market value of such New Principal Receivables and the related Purchased Assets and (ii) the undivided beneficial interest of ACCS in the Transferor Certificate pursuant to the terms of the Participation Agreement.

                  (c) The portion of the Purchase Price computed in accordance with subsections 3.01(a)(i) and 3.01(b)(i) (in each case, the "CASH PURCHASE PRICE"), to be paid by ACCR, respectively, on the Closing Date and on each Distribution Date following a Monthly Period during which New Principal Receivables are conveyed to ACCR, shall be paid in cash.

                  (d) Notwithstanding any other provision of this Agreement, ACCS shall not be obligated to continue to sell Receivables to ACCR to the extent that ACCS is not paid the Purchase Price therefor as provided herein.

                  Section 3.02. Adjustments to Purchase Price. The Cash Purchase Price shall be adjusted on each Distribution Date (a "CREDIT ADJUSTMENT") with respect to any Receivable previously conveyed to ACCR by ACCS which has since been reversed by ACCS or the Servicer because of a rebate, refund, unauthorized charge or billing error to an Obligor because such Receivable was created in respect of merchandise which was refused or returned by an Obligor or due to the occurrence of any other event referred to in Section 3.09 of the Transfer and Servicing Agreement. The amount of such adjustment shall equal (x) the product of (i) 95% and (ii) the reduction in the principal balance of such Receivable resulting from the occurrence of such event, multiplied by (y) the quotient (expressed as a percentage) of (i) the Cash Purchase Price for Principal Receivables payable on such Distribution Date computed in accordance with subsection 3.01(b)(1) divided by (ii) the product of (A) 95% and (B) the aggregate of the

Principal Receivables paid for on such date pursuant to such subsection 3.01(b). In the event that an adjustment pursuant to this Section 3.02 causes the Cash Purchase Price to be a negative number, ACCS agrees that, not later than 1:00 p.m., New York City time, on such Distribution Date, ACCS shall pay or cause to be paid to ACCR an amount equal to the amount by which the Cash Purchase Price minus the Credit Adjustment would be reduced below zero.

                              [END OF ARTICLE III]

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  Section 4.01. Representations and Warranties of ACCS Relating to ACCS. ACCS hereby represents and warrants to, and agrees with, ACCR as of the Closing Date and on each Addition Date, that:

                  (a) Organization and Good Standing. ACCS is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware and has, in all material respects, full power and authority to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement.

                  (b) Due Qualification. ACCS is duly qualified to do business and is in good standing as a foreign corporation (or is exempt from such requirements) and has obtained all necessary licenses and approvals in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would (i) render any Credit Card Agreement relating to an Account, any Receivable or Receivables Purchase Agreement unenforceable by ACCS, ACCR or the Trust and (ii) have a material adverse effect on the Noteholders.

                  (c) Due Authorization. The execution, delivery and performance of this Agreement, each Receivables Purchase Agreement and any other document or instrument delivered pursuant hereto, including any Supplemental Conveyance, to which ACCS is a party (such other documents or instruments, collectively, the "CONVEYANCE PAPERS"), and the consummation of the transactions provided for in this Agreement, the Receivables Purchase Agreements and the Conveyance Papers have been duly authorized by ACCS by all necessary corporate action on the part of ACCS.

                  (d) No Conflict. The execution and delivery of this Agreement, the Receivables Purchase Agreements and the Conveyance Papers by ACCS, the performance of the transactions contemplated by this Agreement, the Receivables Purchase Agreements and the Conveyance Papers, and the fulfillment of the terms of this Agreement, the Receivables Purchase Agreements and the Conveyance Papers applicable to ACCS will not conflict with, violate or result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which ACCS is a party or by which it or any of its properties are bound.

                  (e) No Violation. The execution, delivery and performance of this Agreement, the Receivables Purchase Agreements and the Conveyance Papers by ACCS and the fulfillment of the terms contemplated herein and therein applicable to ACCS will not conflict with or violate any Requirements of Law applicable to ACCS.

                  (f) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of ACCS, threatened, against ACCS before any Governmental Authority (i) asserting the invalidity of this Agreement or the Conveyance Papers, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, any Receivables Purchase Agreement or the Conveyance Papers, (iii) seeking any determination or ruling that, in the reasonable judgment of ACCS, would materially and adversely affect the performance by ACCS of its obligations under this Agreement or the Conveyance Papers, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement, any Receivables Purchase Agreement or the Conveyance Papers or (v) seeking to affect adversely the income tax attributes of the Trust under the United States Federal or Delaware income tax systems.

                  (g) All Consents. All authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by ACCS in connection with the execution and delivery by ACCS of this Agreement, the Receivables Purchase Agreements and the Conveyance Papers and the performance of the transactions contemplated by this Agreement, the Receivables Purchase Agreements or the Conveyance Papers by ACCS have been duly obtained, effected or given and are in full force and effect.

                  The representations and warranties set forth in this Section
4.01 shall survive the transfer and assignment of the Receivables to ACCR. Upon discovery by ACCS or ACCR of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give written notice to the other party, the Owner Trustee and the Indenture Trustee within three (3) Business Days following such discovery.

                  Section 4.02. Representations and Warranties of ACCS Relating to the Agreement and the Receivables.

                  (a) Representations and Warranties. ACCS hereby represents and warrants to ACCR as of the date of this Agreement and as of the Closing Date with respect to the Initial Accounts (and the Receivables arising therein), and, with respect to Additional Accounts (and the Receivables arising therein), as of the related Addition Date that:

                  (i) this Agreement and, in the case of Additional Accounts, the related Supplemental Conveyance, each constitutes a legal, valid and binding obligation of ACCS enforceable against ACCS in accordance with its terms, except as such enforceability may be limited by applicable Debtor Relief Laws or general principles of equity;

                  (ii) as of the Initial Cut-Off Date, with respect to the Initial Accounts and as of the related Additional Cut-Off Date with respect to Additional Accounts, SCHEDULE 1 to this Agreement, as supplemented to such date, is an accurate and complete listing in all material respects of all the Accounts as of the Initial Cut-Off Date or such Additional Cut-Off Date, as the case may be, and the information contained therein with respect to the identity of such Accounts and the Receivables existing thereunder is true and correct in all material respects as of the Initial Cut-Off Date or such applicable Additional Cut-Off Date, as the case may be, and as of the Initial Cut-Off Date, the aggregate amount of Receivables in all the Initial Accounts was $6,040,078,512.34, of which $5,702,279,900.35 were Principal Receivables;

                  (iii) each Receivable has been conveyed to ACCR free and clear of any Lien and each underlying receivable is free and clear of all Liens;

                  (iv) all authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by ACCS in connection with the conveyance of Receivables to ACCR have been duly obtained, effected or given and are in full force and effect;

                  (v) this Agreement and, in the case of Additional Accounts, the related Supplemental Conveyance constitutes a valid sale, transfer and assignment to ACCR of all right, title and interest of ACCS in the Receivables and the proceeds thereof and the Interchange payable pursuant to this Agreement and the Recoveries payable pursuant to this Agreement;

                  (vi) on the Initial Cut-Off Date, each Initial Account is an Eligible Account and, on the Additional Cut-Off Date, each related Additional Account is an Eligible Account;

                  (vii) on the Initial Cut-Off Date, each Receivable then existing is an Eligible Receivable and, on the applicable Additional Cut-Off Date, each Receivable contained in the related Additional Account is an Eligible Receivable;

                  (viii) as of the date of the creation of any new Receivable, such Receivable is an Eligible Receivable; and

                  (ix) no selection procedures believed by ACCS to be materially adverse to the interests of ACCR or the Noteholders have been used in selecting such Accounts.

                  (b) Notice of Breach. The representations and warranties set forth in this Section 4.02 shall survive the transfer and assignment of the Receivables to ACCR. Upon discovery by either ACCS or ACCR of a breach of any of the representations and warranties set forth in this Section 4.02, the party discovering such breach shall give written notice to the other party, the Owner Trustee and the Indenture Trustee within three (3) Business Days following such discovery; provided that the failure to give notice within three (3) Business Days does not preclude subsequent notice. ACCS hereby acknowledges that ACCR intends to rely on the representations hereunder in connection with representations made by ACCR to secured parties, assignees or subsequent transferees including but not limited to transfers made by ACCR to the Trust pursuant to the Transfer and Servicing Agreement and by the Trust to the Indenture Trustee pursuant to the Indenture and that the Owner Trustee and the Indenture Trustee may enforce such representations directly against ACCS.

                  Section 4.03. Representations and Warranties of ACCR. As of the Closing Date and each Addition Date, ACCR hereby represents and warrants to, and agrees with, ACCS that:

                  (a) Organization and Good Standing. ACCR is a corporation duly organized and validly existing under the laws of the State of Delaware and has, in all material respects, full power and authority to own its properties and conduct its business as such properties are presently owned and such business is presently conducted and to execute, deliver and perform its obligations under this Agreement.

                  (b) Due Authorization. The execution and delivery of this Agreement and the Conveyance Papers and the consummation of the transactions provided for in this Agreement and the Conveyance Papers have been duly authorized by ACCR by all necessary corporate action on the part of ACCR.

                  (c) No Conflict. The execution and delivery of this Agreement and the Conveyance Papers by ACCR, the performance of the transactions contemplated by this Agreement and the Conveyance Papers, and the fulfillment of the terms of this Agreement and the Conveyance Papers applicable to ACCR, will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which ACCR is a party or by which it or any of its properties are bound.

                  (d) No Violation. The execution, delivery and performance of this Agreement and the Conveyance Papers by ACCR and the fulfillment of the terms contemplated herein and therein applicable to ACCR will not conflict with or violate any Requirements of Law applicable to ACCR.

                  (e) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of ACCR, threatened, against ACCR, before any Governmental Authority (i) asserting the invalidity of this Agreement or the Conveyance Papers, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or the Conveyance Papers, (iii) seeking any determination or ruling that, in the reasonable judgment of ACCR, would materially and adversely affect the performance by ACCR of its obligations under this Agreement or the Conveyance Papers or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or the Conveyance Papers.

                  (f) All Consents. All authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by ACCR in connection with the execution and delivery by ACCR of this Agreement and the Conveyance Papers and the performance of the transactions contemplated by this Agreement and the Conveyance Papers have been duly obtained, effected or given and are in full force and effect.

                  The representations and warranties set forth in this Section
4.03 shall survive the Conveyance of the Receivables to ACCR. Upon discovery by ACCR or ACCS of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other party, the Owner Trustee and the Indenture Trustee.

                               [END OF ARTICLE IV]

                                   ARTICLE V

                                    COVENANTS

                  Section 5.01. Covenants of ACCS. ACCS hereby covenants and agrees with ACCR as follows:

                  (a) Receivables Not To Be Evidenced by Promissory Notes. Except in connection with its enforcement or collection of an Account, ACCS will take no action to cause any Receivable (or underlying receivable) to be evidenced by any instrument (as defined in the UCC) and if any Receivable (or underlying receivable) is so evidenced as a result of any action by ACCS it shall be deemed to be an Ineligible Receivable in accordance with subsection 6.01(a) and shall be reassigned to ACCS in accordance with subsection 6.01(b).

                  (b) Security Interests. Except for the conveyances hereunder, ACCS will not sell, pledge, assign or transfer to any other Person, or take any other action inconsistent with ACCR's ownership of the Receivables or grant, create, incur, assume or suffer to exist any Lien (arising through or under ACCS) on any Receivable (or the underlying receivable), whether now existing or hereafter created, or any interest therein, and ACCS shall not claim any ownership interest in the Receivables and shall defend the right, title and interest of ACCR in, to and under the Receivables, whether now existing or hereafter created, against all claims of third parties claiming through or under ACCS.

                  (c) Account Allocations. In the event that ACCS is unable for any reason to transfer Receivables to ACCR in accordance with the provisions of this Agreement (including, without limitation, by reason of the application of the provisions of Section 8.02 or any order of any Governmental Authority), then ACCS agrees (except as prohibited by any such order) to allocate and pay to ACCR, after the date of such inability, all amounts in the manner by which ACCR will allocate and pay such amounts to the Trust after such inability by ACCR pursuant to Section 2.11 of the Transfer and Servicing Agreement.

                  (d) Delivery of Collections or Recoveries. In the event that ACCS receives Collections or Recoveries, ACCS agrees to pay to ACCR (or to the Servicer if ACCR so directs) all such Collections and Recoveries as soon as practicable after receipt thereof.

                  (e) Notice of Liens. ACCS shall notify ACCR promptly after becoming aware of any Lien on any Receivable (or on the underlying receivable) other than the conveyances hereunder, under any other Receivables Purchase Agreements, under the Transfer and Servicing Agreement or under the Indenture.

                  (f) Interchange. Not later than 1:00 p.m., New York City time, on each Transfer Date, ACCS shall deposit into the Collection Account, in immediately available funds, (i) the amount of Interchange to be included as Collections of Finance Charge Receivables with respect to the preceding Monthly Period or (ii) if at any time ACCS cannot identify the amount of such Interchange, the amount reasonably estimated by ACCS as the amount of such Interchange.

                  (g) Documentation of Transfer. ACCS shall undertake to file the documents which would be necessary to perfect and maintain the transfer of the Purchased Assets to ACCR.

                  Section 5.02. Covenants of ACCS with Respect to Receivables Purchase Agreements. ACCS, in its capacity as purchaser of Receivables from ANB or any other Account Owner pursuant to the Receivables Purchase Agreements between ACCS and ANB or any other Account Owner, as the case may be, hereby covenants that ACCS will at all times enforce the covenants and agreements of ANB or any other Account Owner, as the case may be, in such Receivables Purchase Agreements, including covenants substantially to the effect set forth below:

                  (a) Periodic Rate Finance Charges. (i) Except (x) as otherwise required by any Requirements of Law or (y) as is deemed by ANB or other Account Owner, as the case may be, to be necessary in order for it to maintain its credit card business or a program operated by such credit card business on a competitive basis based on a good faith assessment by it of the nature of the competition with respect to the credit card business or such program, it shall not at any time take any action which would have the effect of reducing the Portfolio Yield to a level that could be reasonably expected to cause any Series to experience any Pay Out Event or Event of Default based on the insufficiency of the Portfolio Yield or any similar test and (ii) except as otherwise required by any Requirements of Law, it shall not take any action which would have the effect of reducing the Portfolio Yield to be less than the highest Average Rate for any Group.

                  (b) Credit Card Agreements and Guidelines. Subject to compliance with all Requirements of Law and paragraph (a) above, ANB or other Account Owner, as the case may be, may change the terms and provisions of the applicable Credit Card Agreements or the applicable Credit Card Guidelines in any respect (including the calculation of the amount or the timing of charge-offs and the Periodic Rate Finance Charges to be assessed thereon). Notwithstanding the above, unless required by Requirements of Law or as permitted by paragraph (a) above, ANB or other Account Owner, as the case may be, will not take any action unless (i) at the time of such action, ANB or other Account Owner, as the case may be, reasonably believes that such action will not cause a Pay Out Event or Event of Default to occur, and (ii) such change is made applicable to the comparable segment of the revolving credit card accounts owned by ANB or other Account Owner which have characteristics the same as, or substantially similar to, the Accounts that are the subject of such change, except as otherwise restricted by an endorsement, sponsorship, or other agreement between ANB or other Account Owner, as the case may be, and an unrelated third party or by the terms of the Credit Card Agreements.

                  ACCS further covenants that it will not enter into any amendments to the Receivables Purchase Agreements or enter into a new Receivables Purchase Agreement (other than the Receivables Purchase Agreement with ANB identified in the definition of Receivables Purchase Agreement) unless the Rating Agency Condition has been satisfied.

                  ACCR covenants that it will provide ACCS with such information as ACCS may reasonably request to enable ACCS to determine compliance with the covenants contained in subsection 5.02(b).


                               [END OF ARTICLE V]

                                   ARTICLE VI

                              REPURCHASE OBLIGATION

                  Section 6.01. Reassignment of Ineligible Receivables.

                  (a) In the event any representation or warranty under subsection 4.02(a)(ii), (iii), (iv), (vi), (vii) or (viii) is not true and correct in any material respect as of the date specified therein with respect to any Receivable or the related Account and as a result of such breach ACCR is required to accept reassignment of Ineligible Receivables previously sold by ACCS to ACCR pursuant to subsection 2.05(a) of the Transfer and Servicing Agreement, ACCS shall accept reassignment of such Ineligible Receivables on the terms and conditions set forth in subsection 6.01(b).

                  (b) ACCS shall accept reassignment of any Ineligible Receivables previously sold by ACCS to ACCR from ACCR on the date on which such reassignment obligation arises, and shall pay for such reassigned Ineligible Receivables by paying to ACCR, not later than 3:00 p.m., New York City time, on such date, an amount equal to the product of (i) 95% and (ii) the sum of (A) the unpaid principal balance of such Ineligible Receivables plus (B) accrued and unpaid finance charges at the annual percentage rate applicable to such Receivables from the last date billed through the end of the Monthly Period in which such reassignment obligation arises. Upon reassignment of such Ineligible Receivables, ACCR shall automatically and without further action be deemed to sell, transfer, assign, set-over and otherwise convey to ACCS, without recourse, representation or warranty, all the right, title and interest of ACCR in and to such Ineligible Receivables, all Interchange and Recoveries related thereto, all monies and amounts due or to become due with respect thereto and all proceeds thereof; and such reassigned Ineligible Receivables shall be treated by ACCR as collected in full as of the date on which they were transferred. ACCR shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by ACCS to effect the conveyance of such Ineligible Receivables and other property pursuant to this subsection.

                  Section 6.02. Reassignment. In the event any representation or warranty set forth in subsection 4.01(a), (c), (d), (f) or (g) or subsection 4.02(a)(i), (a)(v) or (a)(ix) is not true and correct in any material respect and as a result of such breach ACCR is required to accept a reassignment of the Receivables previously sold by ACCS to ACCR pursuant to Section 2.06 of the Transfer and Servicing Agreement, ACCS shall be obligated to accept a reassignment of such Receivables on the terms set forth below.

                  ACCS shall pay to ACCR by depositing in the Collection Account in immediately available funds, not later than 1:00 p.m., New York City time, on the first Transfer Date following the Monthly Period in which such reassignment obligation arises, in payment for such reassignment, an amount equal to the amount specified in Section 2.06 of the Transfer and Servicing Agreement. Upon reassignment of the Receivables on such Transfer Date, ACCR shall automatically and without further action be deemed to sell, transfer, assign, set-over and otherwise convey to ACCS, without recourse, representation or warranty, all the right, title and interest of ACCR in and to the Receivables, all Interchange and Recoveries related thereto, and all monies and amounts due or to become due with respect thereto and all proceeds thereof.

ACCR shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by ACCS to effect the conveyance of such property pursuant to this subsection.

                               [END OF ARTICLE VI]

                                  ARTICLE VII

                              CONDITIONS PRECEDENT

                  Section 7.01. Conditions to ACCR's Obligations Regarding Initial Receivables. The obligations of ACCR to purchase the Receivables in the Initial Accounts on the Closing Date shall be subject to the satisfaction of the following conditions:

                  (a) All representations and warranties of ACCS contained in this Agreement shall be true and correct on the Closing Date with the same effect as though such representations and warranties had been made on such date;

                  (b) All information concerning the Initial Accounts provided to ACCR shall be true and correct as of the Initial Cut-Off Date in all material respects;

                  (c) ACCS shall have (i) delivered to ACCR a computer file or microfiche list containing a true and complete list of all Initial Accounts identified by account number and by the Receivables balance as of the Initial Cut-Off Date and (ii) substantially performed all other obligations required to be performed by the provisions of this Agreement;

                  (d) ACCS shall have recorded and filed, at its expense, any financing statement with respect to the Receivables (other than Receivables in Additional Accounts) now existing and hereafter created for the transfer of accounts and general intangibles (each as defined in the applicable UCC) meeting the requirements of applicable law in such manner and in such jurisdictions as would be necessary to perfect the sale of and security interest in the Receivables from ACCS to ACCR, and shall deliver a file-stamped copy of such financing statements or other evidence of such filings to ACCR;

                  (e) On or before the Closing Date, (i) ACCR and the Owner Trustee shall have entered into the Trust Agreement (ii) ACCR, ANB and the Trust shall have entered into the Transfer and Servicing Agreement, (iii) the Trust and the Indenture Trustee shall have entered into the Indenture, (iv) ANB and ACCS shall have entered into a Receivables Purchase Agreement and (v) the closing under all such agreements shall take place simultaneously with the initial closing hereunder; and

                  (f) All corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to ACCR, and ACCR shall have received from ACCS copies of all documents (including, without limitation, records of corporate proceedings) relevant to the transactions herein contemplated as ACCR may reasonably have requested.

                  Section 7.02. Conditions Precedent to ACCS's Obligations. The obligations of ACCS to sell Receivables in the Initial Accounts on the Closing Date shall be subject to the satisfaction of the following conditions:

                  (a) All representations and warranties of ACCR contained in this Agreement shall be true and correct with the same effect as though such representations and warranties had been made on such date;

                  (b) On or before the Closing Date, ACCS and ANB shall have entered into a Receivables Purchase Agreement with ANB identified in the definition of Receivables Purchase Agreement.

                  (c) Payment or provision for payment of the Purchase Price in accordance with the provision of Section 3.01 hereof shall have been made; and

                  (d) All corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to ACCS, and ACCS shall have received from ACCR copies of all documents (including, without limitation, records of corporate proceedings) relevant to the transactions herein contemplated as ACCS may reasonably have requested.

                              [END OF ARTICLE VII]

                                  ARTICLE VIII

                          TERM AND PURCHASE TERMINATION

                  Section 8.01. Term. This Agreement shall commence as of the date of execution and delivery hereof and shall continue until at least the termination of the Trust as provided in Article VIII of the Trust Agreement. Thereafter this Agreement may be terminated by the mutual agreement of the parties hereto.

                  Section 8.02. Purchase Termination. If ACCS shall fail generally to, or admit in writing its inability to, pay its debts as they become due; or if a proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of ACCS in an involuntary case under any Debtor Relief Law, or for the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of ACCS or for any substantial part of ACCS's property, or for the winding-up or liquidation of ACCS's affairs and, if instituted against ACCS, any such proceeding shall continue undismissed or unstayed and in effect, for a period of sixty (60) consecutive days, or any of the actions sought in such proceeding shall occur; or if ACCS shall commence a voluntary case under any Debtor Relief Law, or if ACCS shall consent to the entry of an order for relief in an involuntary case under any Debtor Relief Law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of, or for, any substantial part of its property, or any general assignment for the benefit of its creditors; or ACCS shall have taken any corporate action in furtherance of any of the foregoing actions (each, an "INSOLVENCY EVENT"); then ACCS shall immediately cease to transfer Principal Receivables to ACCR and shall promptly give notice to ACCR, the Owner Trustee and the Indenture Trustee of such Insolvency Event. Notwithstanding any cessation of the transfer to ACCR of additional Principal Receivables, Principal Receivables transferred to ACCR prior to the occurrence of such Insolvency Event and Collections in respect of such Principal Receivables and Finance Charge Receivables whenever created, accrued in respect of such Principal Receivables, shall continue to be property of ACCR available for transfer by ACCR to the Trust pursuant to the Transfer and Servicing Agreement.

                              [END OF ARTICLE VIII]

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

                  Section 9.01. Amendment. This Agreement and any Conveyance Papers and the rights and obligations of the parties hereunder and thereunder may not be changed orally, but only by an instrument in writing signed by ACCR and ACCS in accordance with this Section 9.01. This Agreement and any Conveyance Papers may be amended from time to time by ACCR and ACCS (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein which may be inconsistent with any other provisions herein or in any such other Conveyance Papers, (iii) to add any other provisions with respect to matters or questions arising under this Agreement or any Conveyance Papers which shall not be inconsistent with the provisions of this Agreement or any Conveyance Papers,
(iv) to change or modify the Purchase Price and (v) to change, modify, delete or add any other obligation of ACCS or ACCR; provided, however, that no amendment pursuant to clause (iv) or (v) of this Section 9.01 shall be effective unless ACCS and ACCR have been notified in writing that the Rating Agency Condition has been satisfied; provided further that ACCS shall have delivered to ACCR an Officer's Certificate, dated the date of such action, stating that ACCS reasonably believes that such action will not have an Adverse Effect unless the Owner Trustee and the Indenture Trustee shall consent thereto. Any reconveyance executed in accordance with the provisions hereof shall not be considered to be an amendment to this Agreement. A copy of any amendment to this Agreement shall be sent to the Rating Agency.

                  Section 9.02. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  Section 9.03. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, return receipt requested, to (a) in the case of ACCS, 250 East Carpenter Freeway, Irving, Texas 75062,
Attention: Senior Vice President - Capital Markets (facsimile no. (972) 652-5445), (b) in the case of ACCR, 290 East Carpenter Freeway, Suite 7 Decker, Irving, Texas 75062, Attention: General Counsel (facsimile no. (972) 652-5079),
(c) in the case of the Owner Trustee, Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention:
Corporate Trust Administration (facsimile no. (302) 651-8882), or (d) in the case of the Indenture Trustee, The Bank of New York, 101 Barclay Street, Floor 12 East, New York, New York 10286 (facsimile no. (212) 815-5544); or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

                  Section 9.04. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement or any Conveyance Paper shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, and terms of this

Agreement or any Conveyance Paper and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of any Conveyance Paper.

                  Section 9.05. Assignment. Notwithstanding anything to the contrary contained herein, other than ACCR's assignment of its right, title, and interest in, to, and under this Agreement to the Trust and the Trust's assignment of its right, title and interest in, to and under this Agreement to the Indenture Trustee for the benefit of the beneficiaries of the Trust, including the Noteholders as contemplated by the Transfer and Servicing Agreement, the Indenture and Section 9.06 hereof, this Agreement and all other Conveyance Papers may not be assigned by the parties hereto; provided, however, that ACCS shall have the right to assign its right, title and interest in, to and under this Agreement to (i) any successor by merger assuming this Agreement
(ii) to any affiliate owned directly or indirectly by AFCC which assumes the obligations of this Agreement or (iii) to any entity; provided that the Rating Agency has advised ACCR and ACCS that the Rating Agency Condition has been satisfied.

                  Section 9.06. Acknowledgement and Agreement of ACCS. By execution below, ACCS expressly acknowledges and agrees that all of ACCR's right, title, and interest in, to, and under this Agreement, including, without limitation, all of ACCR's right, title, and interest in and to the Receivables purchased pursuant to this Agreement, may be assigned by ACCR to the Trust, and may be assigned by the Trust to the Indenture Trustee for the benefit of the beneficiaries of the Trust, including the Noteholders, and ACCS consents to such assignments. ACCS further agrees that notwithstanding any claim, counterclaim, right of setoff or defense which it may have against ACCR, due to a breach by ACCR of this Agreement or for any other reason, and notwithstanding the bankruptcy of ACCR or any other event whatsoever, ACCS's sole remedy shall be a claim against ACCR for money damages, and then only to the extent of funds available to ACCR, and in no event shall ACCS assert any claim on or any interest in the Receivables or any proceeds thereof or take any action which would reduce or delay receipt by the Trust of collections with respect to the Receivables. Additionally, ACCS agrees that any amounts payable by ACCS to ACCR hereunder which are to be paid by ACCR to the Trust shall be paid by ACCS, on behalf of ACCR, directly to the Trust.

                  Section 9.07. Further Assurances. ACCR and ACCS agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other party, the Owner Trustee or the Indenture Trustee more fully to effect the purposes of this Agreement and the Conveyance Papers, including, without limitation, the execution of any financing statements or continuation statements or equivalent documents relating to the Receivables for filing under the provisions of the UCC or other law of any applicable jurisdiction.

                  Section 9.08. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of ACCR or ACCS, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

                  Section 9.09. Counterparts. This Agreement and all Conveyance Papers may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

                  Section 9.10. Binding; Third-Party Beneficiaries. This Agreement and the Conveyance Papers will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. The Trust and the Indenture Trustee shall be considered third-party beneficiaries of this Agreement.

                  Section 9.11. Merger and Integration. Except as specifically stated otherwise herein, this Agreement and the Conveyance Papers set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement and the Conveyance Papers. This Agreement and the Conveyance Papers may not be modified, amended, waived or supplemented except as provided herein.

                  Section 9.12. Headings. The headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

                  Section 9.13. Schedules and Exhibits. The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

                  Section 9.14. Survival of Representations and Warranties. All representations, warranties and agreements contained in this Agreement or contained in any Supplemental Conveyance shall remain operative and in full force and effect and shall survive conveyance of the Receivables by ACCR to the Trust pursuant to the Transfer and Servicing Agreement and by the Trust to the Indenture Trustee pursuant to the Indenture.

                  Section 9.15. Nonpetition Covenant. Notwithstanding any prior termination of this Agreement, ACCS shall not, prior to the date which is one year and one day after the termination of this Agreement, acquiesce, petition or otherwise invoke or cause ACCR or the Trust to invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against ACCR or the Trust under any Debtor Relief Law or appointing a receiver, conservator, liquidator, assignee, trustee, custodian, sequestrator or other similar official of ACCR or the Trust or any substantial part of its property or ordering the winding-up or liquidation or the affairs of ACCR or the Trust.

                               [END OF ARTICLE IX]

                  IN WITNESS WHEREOF, ACCR and ACCS have caused this Amended and Restated Receivables Purchase Agreement to be duly executed by their respective officers as of the day and year first above written.

                                     ASSOCIATES CREDIT CARD SERVICES, INC.




                                     By: /s/ SCOTT W. MCCARTHY
                                         --------------------------------------
                                         Name:  Scott W. McCarthy
                                         Title:  Senior Vice President




                                     ASSOCIATES CREDIT CARD RECEIVABLES
                                          CORP.




                                     By: /s/ SCOTT W. MCCARTHY
                                         --------------------------------------
                                         Name:  Scott W. McCarthy
                                         Title:  Senior Vice President






[Signature Page to the ACCS Amended and Restated Receivables Purchase Agreement]

                                                                       EXHIBIT A

                         FORM OF SUPPLEMENTAL CONVEYANCE

                         (As required by Section 2.05 of
                       the Receivables Purchase Agreement)


                  SUPPLEMENTAL CONVEYANCE No. ___ dated as of __________ __, ____, by and between ASSOCIATES CREDIT CARD SERVICES, INC., as Transferor ("ACCS"), and ASSOCIATES CREDIT CARD RECEIVABLES CORP. ("ACCR"), pursuant to the Receivables Purchase Agreement referred to below.


                                   WITNESSETH:

                  WHEREAS, ACCS and ACCR are parties to an Amended and Restated Receivables Purchase Agreement, dated as of April 1, 2000 (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the "RECEIVABLES PURCHASE AGREEMENT");

                  WHEREAS, pursuant to the Receivables Purchase Agreement, ACCS wishes to designate Additional Accounts to be included as Accounts and ACCS wishes to convey its right, title and interest in the Receivables of such Additional Accounts, whether now existing or hereafter created, to ACCR pursuant to the Receivables Purchase Agreement (as each such term is defined in the Receivables Purchase Agreement); and

                  WHEREAS, ACCR is willing to accept such designation and conveyance subject to the terms and conditions hereof.

                  NOW, THEREFORE, ACCS and ACCR hereby agree as follows:

                  1. Defined Terms. All capitalized terms used herein shall have the meanings ascribed to them in the Receivables Purchase Agreement unless otherwise defined herein.

                  "Addition Date" shall mean, with respect to the Additional Accounts designated hereby __________ ___, ____.


                  "Additional Cut-Off Date" shall mean, with respect to the Additional Accounts designated hereby, __________ ___, ____.

                  2. Designation of Additional Accounts. ACCS delivers herewith a computer file or microfiche list containing a true and complete schedule identifying all such Additional Accounts (the "Additional Accounts") and specifying for each such Additional Account, as of the Additional Cut-Off Date, its account number, the aggregate amount outstanding in such Account and the aggregate amount of Principal Receivables in such Account. Such computer file, microfiche list or other documentation shall be as of the date of this Supplemental Conveyance incorporated into and made part of this Supplemental Conveyance and is marked as
SCHEDULE 1 to this Supplemental Conveyance.

                  3. Conveyance of Receivables.

                  (a) ACCS does hereby sell, transfer, assign, set over and otherwise convey to ACCR, without recourse except as provided in the Receivables Purchase Agreement, all its right, title and interest in, to and under the Receivables arising in such Additional Accounts, existing at the close of business on the Additional Cut-Off Date and thereafter created until termination of the Receivables Purchase Agreement, all Interchange and Recoveries with respect to such Receivables, all monies due or to become due and all amounts received or receivable with respect thereto and all "proceeds" (including, without limitation, "proceeds" as defined in Article 9 of the UCC) thereof.

                  (b) In connection with such sale and if necessary, ACCS agrees to record and file, at its own expense, one or more financing statements (and continuation statements with respect to such financing statements when applicable) with respect to the Receivables, existing on the Additional Cut-Off Date and thereafter created, meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the sale and assignment of and the security interest in the Receivables to ACCR, and to deliver a file-stamped copy of such financing statement or other evidence of such filing to ACCR.

                  (c) In connection with such sale, ACCS further agrees, at its own expense, on or prior to the date of this Supplemental Conveyance, to indicate in the appropriate computer files or microfiche list that all Receivables created in connection with the Additional Accounts designated hereby have been conveyed to ACCR pursuant to this Supplemental Conveyance.

                  4. Acceptance by ACCR. ACCR hereby acknowledges its acceptance of all right, title and interest to the property, existing on the Additional Cut-Off Date and thereafter created, conveyed to ACCR pursuant to Section 3(a) of this Supplemental Conveyance, and declares that it shall maintain such right, title and interest. ACCR further acknowledges that, prior to or simultaneously with the execution and delivery of this Supplemental Conveyance, ACCS delivered to ACCR the computer file or microfiche list described in Section 2 of this Supplemental Conveyance.

                  5. Representations and Warranties of ACCS. ACCS hereby represents and warrants to ACCR as of the date of this Supplemental Conveyance and as of the Addition Date that:

                  (a) Legal, Valid and Binding Obligation. This Supplemental Conveyance constitutes a legal, valid and binding obligation of ACCS enforceable against ACCS in accordance with its terms, except as such enforceability may be limited by applicable Debtor Relief Laws or general principles of equity;

                  (b) Eligibility of Accounts. On the Additional Cut-Off Date, each Additional Account designated hereby is an Eligible Account;

                  (c) No Liens. Each Receivable in an Additional Account designated hereby has been conveyed to ACCR free and clear of any Lien and each underlying receivable is free and clear of all Liens;

                  (d) Eligibility of Receivables. On the Additional Cut-Off Date, each Receivable existing in an Additional Account designated hereby is an Eligible Receivable and as of the date of creation of any Receivable in an Additional Account designated hereby, such Receivable is an Eligible Receivable;

                  (e) Selection Procedures. No selection procedure believed by ACCS to be adverse to the interests of ACCR or the Noteholders was utilized in selecting the Additional Accounts;

                  (f) Transfer of Receivables. This Supplemental Conveyance constitutes a valid sale, transfer and assignment to ACCR of all right, title and interest of ACCS in the Receivables arising in the Additional Accounts designated hereby existing on the Additional Cut-Off Date or thereafter created, the Interchange and the Recoveries with respect thereto, all monies due or to become due and all amounts received with respect thereto and the "proceeds" (including, without limitation, "proceeds" as defined in Article 9 of the UCC) thereof;

                  (g) No Conflict. The execution and delivery of this Supplemental Conveyance, the performance of the transactions contemplated by this Supplemental Conveyance and the fulfillment of the terms hereof, will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which ACCS is a party or by which it or its properties are bound;

                  (h) No Violation. The execution and delivery of this Supplemental Conveyance by ACCS, the performance of the transactions contemplated by this Supplemental Conveyance and the fulfillment of the terms hereof applicable to ACCS will not conflict with or violate any Requirements of Law applicable to ACCS;

                  (i) No Proceedings. There are no proceedings or investigations, pending or, to the best knowledge of ACCS, threatened, against ACCS before any Governmental Authority (i) asserting the invalidity of this Supplemental Conveyance, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Supplemental Conveyance, (iii) seeking any determination or ruling that, in the reasonable judgment of ACCS, would materially and adversely affect the performance by ACCS of its obligations under this Supplemental Conveyance or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Supplemental Conveyance; and

                  (j) All Consents. All authorizations, consents, orders or approvals of any Governmental Authority required to be obtained by ACCS in connection with the execution and delivery of this Supplemental Conveyance by ACCS and the performance of the transactions contemplated by this Supplemental Conveyance by ACCS, have been obtained.

                  6. Ratification of the Receivables Purchase Agreement. The Receivables Purchase Agreement is hereby ratified, and all references to the "RECEIVABLES PURCHASE

AGREEMENT," to "THIS AGREEMENT" and "HEREIN" shall be deemed from and after the Addition Date to be a reference to the Receivables Purchase Agreement as supplemented by this Supplemental Conveyance. Except as expressly amended hereby, all the representations, warranties, terms, covenants and conditions of the Receivables Purchase Agreement shall remain unamended and shall continue to be, and shall, remain, in full force and effect in accordance with its terms and except as expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or consent to non-compliance with any term or provision of the Receivables Purchase Agreement.

                  7. Counterparts. This Supplemental Conveyance may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

                  8. Governing Law. This Supplemental Conveyance shall be construed in accordance with the laws of the State of New York, without reference to its conflicts of law provisions.

                  IN WITNESS WHEREOF, the undersigned have caused this Supplemental Conveyance to be duly executed and delivered by their respective duly authorized officers on the day and the year first above written.

                                 ASSOCIATES CREDIT CARD SERVICES, INC.




                                 By:
                                     ------------------------------------------
                                     Name:
                                     Title:




                                 ASSOCIATES CREDIT CARD RECEIVABLES CORP.




                                 By:
                                     ------------------------------------------
                                     Name:
                                     Title:

                                                                   Schedule 1 to
                                                                    Supplemental
                                                                      Conveyance



                               ADDITIONAL ACCOUNTS

                                                                      Schedule 1




                                LIST OF ACCOUNTS






                                      I-1